EXHIBIT 10.39

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                              EMPLOYMENT AGREEMENT


THIS AGREEMENT, effective October 1, 1996 by and between Spaghetti Warehouse Service Corporation, a Delaware Corporation, ("Company"), and John T. Ellis, a resident of the State of Florida, ("Employee").

                              W I T N E S S E T H:

WHEREAS, Employee has been a Director of Spaghetti Warehouse, Inc. ("SWI") for 15 years, and during such period, in addition to his duties as Director, has given valuable business advise to SWI, which advise has been instrumental in the SWI's success, and

WHEREAS, for a number of reasons, Employee has indicated to SWI that, in consideration for the continued rendering of such nonDirectors services, he wishes to formalize his relationship to SWI (and its appropriate subsidiary(ies), in this case the Company) by entering into an employment agreement and receiving an agreed upon level of compensation; and

WHEREAS, both SWI and the Company, and Employee, desire to have Employee continue to serve the interest of SWI and the Company, when needed, on nonDirector matters in which he has special expertise.


NOW THEREFORE, IT IS HEREBY AGREED by and between Company and Employee:

1.  Company  hereby  employs  Employee,  and  Employee  accepts  and  agrees  to employment by the Company, thereby terminating any and all preexisting agreements relating to the services described herein, commencing October 1, 1996, for a term that will continue until the earlier of (i) the date on which Employee is no longer serving as a member of the Board of Directors, and (ii) the last day of the fiscal year of the Company during which the Company notifies Employee, in writing and not less than 30 days prior to the end of such fiscal year, that it is terminating this Agreement effective as of the last day of such fiscal year, and (iii) the date specified by Employee in a written notice to the Company delivered not less than 30 days in advance of such specified date. During such period of employment the Employee agrees that, upon the request and direction of the Company, he will render up to 10 hours of service during any month, and up to 124 hours of service during any year, with respect to such matters as, in the reasonable judgement of the Company, his experience and skill qualify him to render valuable assistance to the Company. Employee agrees to be available for such assignments upon reasonable notice, at such times as Company may desire, all in Company's reasonable discretion. Company will pay Employee a fee of $100 per hour for each hour, if any, wherein Employee's services hereunder are utilized by Company in excess of 10 hours per month or 120 hours per year.

2. For and in  consideration of his services  hereunder,  Employee shall be paid
(i) a one-time Five Thousand Dollar ($5,000) payment and (ii) a salary of Five Hundred and Eighty-Three Dollars and Thirty-Three cents ($583.33) per month, monthly in advance, commencing upon the effective date of this Agreement. All of Employee's reasonable and necessary expenses incurred as a direct result of rendering the services required hereunder shall be reimbursed to him monthly by Company, upon presentation of the proper invoices or vouchers therefore.

3. Company will withhold from any amounts payable hereunder all Federal, State, City or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

4. In addition to such benefits, if any, to which his status as an employee entitle him, during the term of this Agreement the Company will insure that Employee will have the same right, and on the same basis, as a full time officer of the Company, to participate in the Company's group hospitalization and medical insurance program.

5. During the term of this Agreement, Employee agrees that he will not become employed in any capacity, for any period of time, whether part time or full time, either as an employee, officer, director, independent contractor, agent or servant for himself or any other person, partnership, corporation or other entity which owns, operates, manages or has any material ownership interest in a restaurant or food service operation open to the public, of whatsoever nature or type.

6. This Agreement constitutes the sole agreement between the parties hereto with respect to the subject matter, and all prior agreements are terminated, and all discussions, negotiations and communications by and between the parties with respect to the subject hereof are merged herein. This Agreement may not be amended or terminated except by writing subscribed by each party hereto.

7. Any notice required or permitted under the terms hereof shall be effective upon deposit in the United States Mails, properly addressed, postage prepaid, or upon personal delivery, to each party at the addresses indicated hereinbelow.

IN WITNESS whereof the parties have entered into this Agreement as of this 1st day of October, 1996.

SPAGHETTI WAREHOUSE SERVICE CORPORATION


By: /s/ H.G. Carrington, Jr.
H.G. Carrington, Jr.
402 W. I-30
Garland, Texas 75043


EMPLOYEE

By: /s/ John T. Ellis
John T. Ellis
4488 S. Atlantic Ave.
Ponce Inlet, Florida 32127





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